UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-30734 (Commission File Number)	80-0551965 (I.R.S. Employer Identification No.)

160 Broadway 13th Floor, New York, NY 10038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

                                                     None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On May 20, 2013, Corporate Resource Services, Inc. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing the Company’s financial results for the fiscal quarter ended April 5, 2013 and gave initial guidance for the second quarter of 2013 and updated guidance for the full 2013 fiscal year (the “Earnings Release”).  In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 2.02 and the Earnings Release attached hereto shall be deemed to be “furnished” to, and not “filed” with, the Securities and Exchange Commission (“SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01.  Other Events

On May 20, 2013, the Company issued a press release (the “Press Release”), attached as Exhibit 99.2, announcing that its ticker symbol (CRRS) had been changed to OTCBB: CRRSE in error as a result of a miscalculation by the Financial Industry Regulation Authority (“FINRA”) Operations Filing Department’s system with respect to the Company’s quarter-ending date. The symbol was restored to CRRS on May 21, 2013 and the Company reiterates that it is in compliance with its filing requirements.

As disclosed on Form 10-QT filed with the Securities and Exchange Commission on February 11, 2013, effective January 14, 2013, the Board of Directors of the Company determined to change the Company’s fiscal year from the Friday closest to September 30th to the Friday closest to December 31st.  The change was intended to align the Company’s fiscal periods more closely with the seasonality of its business and improve comparability with industry peers.  The Company’s fiscal quarters are the interim 13 week periods of the fiscal year, with the first quarter of a 53-week fiscal year extended to 14 weeks. Since the 2013 fiscal year will include 53 weeks, the Company’s first quarter was extended to 14 weeks and ended April 5, 2013.

The FINRA Operations Filing Department, which monitors timely filings with the SEC for all OTCBB companies, had mistakenly expected the quarter to end a week prior and therefore changed the symbol when a filing was not made last week. The Company filed its Quarterly Report on Form 10-Q for the period ended April 5, 2013  on May 20, 2013, within its deadline for doing so.

Item 9.01.  Financial Statements and Exhibits

(d)             Exhibits

99.1            Earnings Release of Corporate Resource Services, Inc. dated May 20, 2013.

99.2            Press Release of Corporate Resource Services, Inc. dated May 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name	John P. Messina
Title	Chief Executive Officer

Date:  May 21, 2013